As filed with the Securities and Exchange Commission on September 24, 2018 Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S‑3
REGISTRATION STATEMENT
Under The Securities Act of 1933

NUTANIX, INC.
(Exact name of Registrant as specified in its charter)

Delaware	27-0989767
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1740 Technology Drive, Suite 150 San Jose, California 95110 (408) 216-8360
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Dheeraj Pandey Chief Executive Officer and Chairman Nutanix, Inc. 1740 Technology Drive, Suite 150 San Jose, California 95110 (408) 216-8360
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Tyler Wall, Esq. Olive Huang, Esq. Nutanix, Inc. 1740 Technology Drive, Suite 150 San Jose, California 95110 (408) 216-8360	Jeffrey D. Saper, Esq. Mark B. Baudler, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If the Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Class A Common Stock, $0.000025 par value per share	2,451,322	$47.16	$115,604,345.52	$14,392.75*

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement also covers any additional shares of the Registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2) Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Class A common stock as reported on The Nasdaq Global Select Market on September 20, 2018.

*The Registrant previously filed a Registration Statement on Form S-3 on September 24, 2018 (File No. 333-227491) and paid a filing fee of $14,392.75. No securities were sold pursuant to that registration statement, the withdrawal of which was filed with the Securities Exchange Commission on or about September 24, 2018. Pursuant to Rule 457(p), the Registrant hereby offsets the full amount of such previously paid filing fee against the filing fee for this registration statement.

2,451,322 Shares
Nutanix, Inc.
Class A Common Stock
The selling stockholders of Nutanix, Inc. identified in this prospectus may offer and resell up to 2,451,322 shares of our Class A common stock, $0.000025 par value ("Class A common stock"), under this prospectus. The selling stockholders acquired these shares from us pursuant to an Agreement and Plan of Merger, dated as of August 2, 2018 (the “Merger Agreement”), by and among us, Mainframe2, Inc. (“Mainframe2”), Foto Merger Corp., and Fortis Advisors LLC, as the Securityholders’ agent, in connection with our acquisition of Mainframe2. We will not receive any proceeds from the sale of these shares by the selling stockholders.
The selling stockholders may sell the shares of our Class A common stock described in this prospectus through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. We provide more information about how the selling stockholders may sell their shares of Class A common stock in the section of this prospectus captioned “Plan of Distribution.”
Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “NTNX.” On September 20, 2018, the last reported sale price for our Class A common stock was $48.01 per share.
Investing in our Class A common stock involves risks.
See the section of this prospectus captioned “Risk Factors” beginning on page 4.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 24, 2018.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell shares of our Class A common stock, as described in this prospectus, in one or more offerings.
You should rely only on the information contained in this prospectus (as supplemented and amended). We have not authorized anyone to provide you with information that is different from that contained in this prospectus (as supplemented and amended). We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus (as supplemented and amended) does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy any such securities in any circumstances in which such offer or solicitation is unlawful. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus (as supplemented and amended) is accurate as of any dates other than their respective dates.
We urge you to read carefully this prospectus (as supplemented and amended) before deciding whether to purchase any of the shares of our Class A common stock being offered.
Unless the context otherwise indicates, references in this prospectus to “Nutanix,” “we,” “our” and “us” refer, collectively, to Nutanix, Inc., a Delaware corporation, and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus and any prospectus supplement include or may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements are generally written in the future tense and/or are preceded by words such as “will,” “may,” “should,” “could,” “expect,” “suggest,” “believe,” “anticipate,” “intend,” “plan,” or other similar words.
Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The forward-looking statements contained in this prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus are based on information currently available to us and expectations and assumptions that we deem reasonable at the time the statements were made. We do not undertake any obligation to update any forward-looking statements in this prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus or in any of our other communications, except as required by law. All such forward-looking statements should be read as of the time the statements were made and with the recognition that these forward-looking statements may not be complete or accurate at a later date.
Many factors may cause actual results to differ materially from those expressed or implied by the forward-looking statements contained in this prospectus, any prospectus supplement, and the information incorporated by reference herein and therein, including those detailed in the Risk Factors section of any Annual Report on Form 10-K incorporated by reference in this prospectus and in the section of any related prospectus supplement entitled “Risk Factors.”

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our Class A common stock. You should read the following summary together with the more detailed information regarding our company, the Class A common stock being registered under this prospectus, and our financial statements and notes thereto incorporated by reference in this prospectus before deciding whether to purchase shares of our Class A common stock from the selling stockholders.
OUR BUSINESS

We provide a leading enterprise cloud platform that powers many of the world’s business applications and end user services by providing software solutions that digitize traditional silos of enterprise computing. With the advent of cloud as a mainstream consumption paradigm, enterprises are increasingly keen to re-platform existing IT environments with a hybrid cloud architecture that allows business to utilize a private cloud, leverage public cloud where applicable, and distribute this hybrid cloud architecture to the edge where their business engages with devices and users. Our solution allows our customers to virtualize various clouds - private, public, edge - into one seamless cloud enabling enterprises to choose the right cloud for the right application. Nutanix’s solution converges compute, virtualization, storage, networking, desktop, governance and security services in one integrated, simple to consume solution delivered through software. Further, our software and Software as a Service, or SaaS, solutions allow enterprises to simplify the complexities of a multi-cloud environment with automation, cost governance and compliance. Nutanix underpins the platform with unique web-scale engineering and one-click operational simplicity that powers any scale deployment while giving customers the freedom of choice across various hardware platforms, across various virtualization solutions and across major public cloud providers.
_____________
We were incorporated in the State of Delaware in September 2009. Our principal executive offices are located at 1740 Technology Drive, Suite 150, San Jose, California, 95110, and our telephone number is (408) 216-8360. Our website address is www.nutanix.com. Information contained in or accessible through our website is not part of or incorporated by reference into this prospectus.

THE OFFERING

Class A common stock offered by the selling stockholders	2,451,322 shares
Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol	NTNX
Use of proceeds	All of the shares of Class A common stock being offered under this prospectus are being sold by the selling stockholders. Accordingly, we will not receive any proceeds from the sale of these shares.
Background
On August 24, 2018, pursuant to the terms of the Merger Agreement, we acquired Mainframe2. In that transaction, we paid cash and an aggregate of 2,451,322 shares of our Class A common stock. Under the terms of the Merger Agreement, we agreed to file with the SEC a registration statement on Form S-3 covering the resale of the shares of Class A common stock held by former holders of capital stock of Mainframe2.
Throughout this prospectus, when we refer to the shares of our Class A common stock, the offer and sale of which are being registered on behalf of the selling stockholders, we are referring to the shares of Class A common stock held by former holders of capital stock of Mainframe2 that we agreed to register pursuant to the Merger Agreement. When we refer to the “selling stockholders” in this prospectus, we are referring to former holders of capital stock of Mainframe2.
RISK FACTORS
Investing in our Class A common stock involves a high degree of risk. You should carefully consider the risks, uncertainties and assumptions under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended July 31, 2018, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering, together with all of the other information included in or incorporated by reference into this prospectus, before making an investment decision. The risks and uncertainties described below may not be the only ones we face. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of the risks actually occur, our business, financial condition, operating results, cash flows and prospects could be materially and adversely affected, causing the trading price of our Class A common stock to decline. In that event, the market price of our Class A common stock could decline, and you could lose part or all of your investment.
USE OF PROCEEDS
All shares of Class A common stock sold pursuant to this prospectus will be sold by the selling stockholders. We will not receive any of the proceeds from such sales.

SELLING STOCKHOLDERS
Up to 2,451,322 shares of Class A common stock are being offered by this prospectus, all of which are being offered for resale for the account of the selling stockholders. The shares being offered were issued to the selling stockholders pursuant to the Merger Agreement and are subject to adjustment as set forth in the Merger Agreement. When we refer to the “selling stockholders” in this prospectus, we mean the persons listed in the table below.
The table below sets forth certain information known to us, based upon written representations from the selling stockholders, with respect to the beneficial ownership of the shares of our Class A common stock held by the selling stockholders as of August 31, 2018, the date of closing of our acquisition of Mainframe2. Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our Class A common stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our Class A common stock that will be held by the selling stockholders upon termination of any particular offering. See the section of this prospectus captioned “Plan of Distribution” for additional information. For purposes of the table below, we assume that the selling stockholders will sell all their shares of Class A common stock covered by this prospectus.
In the table below, the percentage of shares beneficially owned is based on 135,144,663 shares of our Class A common stock outstanding and 37,744,316 shares of our Class B common stock outstanding as of August 31, 2018, determined in accordance with Rule 13d-3 under the Exchange Act of 1934, as amended. Under such rule, beneficial ownership includes any shares over which the selling stockholder has sole or shared voting power or investment power and also any shares that the selling stockholder has the right to acquire within 60 days of such date through the exercise of any options or other rights. Except as otherwise indicated, we believe that the selling stockholders have sole voting and investment power with respect to all shares of Class A common stock shown as beneficially owned by them. The beneficial ownership information presented in this table is not necessarily indicative of beneficial ownership for any other purpose.

Name of Selling Stockholder	Prior to the Offering		Number of Shares of Class A Common Stock Being Registered for Resale	After the Offering
	Number of Shares of Class A Common Stock Beneficially Owned	Percent of Shares of Class A Common Stock Outstanding		Number of Shares of Class A Common Stock Beneficially Owned (47)	Percent of Shares of Class A Common Stock Outstanding
2007 Barkhordar Family Trust (1)	14,080	*	14,080	0	*
Aleksandar Mijalkovic (2)	8,574	*	8,574	0	*
Aleksandar Stanimirovic (3)	4,287	*	4,287	0	*
Andrew Harman (4)	13,589	*	13,589	0	*
Bain Capital Venture Fund 2014, L.P. (5)	358,546	*	358,546	0	*
BCIP Venture Associates (6)	36,734	*	36,734	0	*
BCIP Venture Associates – B (7)	2,274	*	2,274	0	*
Chris Barber (8)	3,215	*	3,215	0	*
Corviglia Technology Partners I Ltd. (9)	21,083	*	21,083	0	*
Dalibor Aleksov (10)	1,071	*	1,071	0
Danis Yadegar (11)	8,854	*	8,854	0	*
Darko Ilic (12)	83,366	*	83,366	0	*
David Horvath (13)	434	*	434	0	*
Erik Ahroon (14)	2,394	*	2,394	0	*
Foundry Square Investors – XIV, LLC (15)	3,450	*	3,450	0	*

Name of Selling Stockholder	Prior to the Offering		Number of Shares of Class A Common Stock Being Registered for Resale	After the Offering
	Number of Shares of Class A Common Stock Beneficially Owned	Percent of Shares of Class A Common Stock Outstanding		Number of Shares of Class A Common Stock Beneficially Owned (47)	Percent of Shares of Class A Common Stock Outstanding
Foundry Square Investors – XVII, LLC (16)	1,402	*	1,402	0	*
In-Q-Tel (17)	79,406	*	79,406	0	*
Istok Pavlovic (18)	5,359	*	5,359	0	*
Ivan Vuckovic (19)	201,981	*	201,981	0	*
Jon Peddie (20)	4,287	*	4,287	0	*
Jonathan Hirshon (21).	535	*	535	0	*
Lane Scott Holdings Trust (22)	13,364	*	13,364	0	*
M.T. Land Corp., Inc. (23)	14,073	*	14,073	0	*
Marjan Panic (24)	42,427	*	42,427	0	*
Matthew Mochary (25)	3,215	*	3,215	0	*
Microsoft Global Finance (26)	157,793	*	157,793	0	*
Mirjana Sasa (27)	8,038	*	8,038	0	*
Mochary Capital Partners 1, LLC (28)	17,149	*	17,149	0	*
Mortazavi Family Trust (29)	54,602	*	54,602	0	*
Nikola Bozinovic (30)	660,916	*	660,916	0	*
Nikola Milojevic (31)	857	*	857	0	*
Peter Thorp (32)	2,572	*	2,572	0	*
Plug & Play Venture Group, LLC (33)	28,152	*	28,152	0	*
Randolph Carsten Puls (34)	33,226	*	33,226	0	*
Ronald M. Karp (35)	2,394	*	2,394	0	*
Silicon Valley Community Foundation (36)	10,718	*	10,718	0	*
SQN Venture Income Fund, L.P. (37)	19,156	*	19,156	0	*
SQN VIF GP, LLC (38)	9,578	*	9,578	0	*
Tamara Marsh (39)	535	*	535	0	*
The Brown Family Revocable Living Trust (40)	4,788	*	4,788	0	*
The Brown Family Trust (41)	4,788	*	4,788	0	*
The Keller Downing Family Trust (42)	1,212	*	1,212	0	*
Thorp Family Trust (43)	13,554	*	13,554	0	*
US VC Partners, L.P. (44)	480,128	*	480,128	0	*
Vladeta Marjanovic (45)	11,202	*	11,202	0	*
Zachary Menegakis (46)	1,964	*	1,964	0	*
Total shares of Class A common stock	2,451,322	1.8%	2,451,322	0	*

*	Less than 1%.

(1)
Consists of (i) 11,943 shares held of record by 2007 Barkhordar Family Trust; and (ii) 2,137 shares held of record by Fortis Advisors LLC, as escrow agent (“Fortis”), to fund potential indemnification obligations to us related to the acquisition.

(2)
Consists of (i) 2,939 shares held of record by Aleksandar Mijalkovic; (ii) 4,985 shares held of record by Aleksandar Mijalkovic in an individual restricted account at Fortis, which are held back and to be released in certain tranches over a period of up to three years following the closing of our acquisition of Mainframe2, subject to the stockholder continuing to provide services to us or one of our affiliates (the “Employee Holdback”); and (iii) 650 shares held of record by Fortis as escrow agent to fund potential indemnification obligations to us related to the acquisition.

(3)
Consists of (i) 3,637 shares held of record by Aleksandar Stanimirovic; and (ii) 650 shares held of record by Fortis as escrow agent to fund potential indemnification obligations to us related to the acquisition.

(4)
Consists of (i) 11,527 shares held of record by Andrew Harman; and (ii) 2,062 shares held of record by Fortis as escrow agent to fund potential indemnification obligations to us related to the acquisition.

(5)
Consists of (i) 304,117 shares held of record by Bain Capital Venture Fund 2014, L.P.; and (ii) 54,429 shares held of record by Fortis as escrow agent to fund potential indemnification obligations to us related to the acquisition.

(6)
Consists of (i) 31,159 shares held of record by BCIP Venture Associates; and (ii) 5,575 shares held of record by Fortis as escrow agent to fund potential indemnification obligations to us related to the acquisition.

(7)
Consists of (i) 1,932 shares held of record by BCIP Venture Associates - B and (ii) 342 shares held of record by Fortis as escrow agent to fund potential indemnification obligations to us related to the acquisition.

(8)	Consists of (i) 2,727 shares held of record by Chris Barber and (ii) 488 shares held of record by Fortis as escrow agent to fund potential indemnification obligations to us related to the acquisition.

(9)
Consists of (i) 17,883 shares held of record by Corviglia Technology Partners I Ltd; and (ii) 3,200 shares held of record by Fortis as escrow agent to fund potential indemnification obligations to us related to the acquisition.

(10)
Consists of (i) 909 shares held of record by Dalibor Aleksov; and (ii) 162 shares held of record by Fortis as escrow agent to fund potential indemnification obligations to us related to the acquisition.

(11)
Consists of (i) 7,510 shares held of record by Danis Yadegar; and (ii) 1,344 shares held of record by Fortis as escrow agent to fund potential indemnification obligations to us related to the acquisition.

(12)
Consists of (i) 35,356 shares held of record by Darko Ilic; (ii) 41,683 shares held of record by Darko Ilic and subject to the Employee Holdback; and (iii) 6,327 shares held of record by Fortis as escrow agent to fund potential indemnification obligations to us related to the acquisition.

(13)	Consists of (i) 369 shares held of record by David Horvath; and (ii) 65 shares held of record by Fortis as escrow agent to fund potential indemnification obligations to us related to the acquisition.

(14)	Consists of (i) 2,031 shares held of record by Erik Ahroon; and (ii) 363 shares held of record by Fortis as escrow agent to fund potential indemnification obligations to us related to the acquisition.

(15)
Consists of (i) 2,927 shares held of record by Foundry Square Investors – XIV, LLC; and (ii) 523 shares held of record by Fortis as escrow agent to fund potential indemnification obligations to us related to the acquisition.

(16)
Consists of (i) 1,190 shares held of record by Foundry Square Investors – XVII, LLC; and (ii) 212 shares held of record by Fortis as escrow agent to fund potential indemnification obligations to us related to the acquisition.

(17)
Consists of (i) 67,352 shares held of record by In-Q-Tel; and (ii) 12,054 shares held of record by Fortis as escrow agent to fund potential indemnification obligations to us related to the acquisition.

(18)
Consists of (i) 4,546 shares held of record by Istok Pavlovic; and (ii) 813 shares held of record by Fortis as escrow agent to fund potential indemnification obligations to us related to the acquisition.

(19)
Consists of (i) 56,537 shares held of record by Ivan Vuckovic; (ii) 135,326 shares held of record by Ivan Vuckovic and subject to the Employee Holdback; and (iii) 10,118 shares held of record by Fortis as escrow agent to fund potential indemnification obligations to us related to the acquisition.

(20)	Consists of (i) 3,637 shares held of record by Jon Peddie; and (ii) 650 shares held of record by Fortis as escrow agent to fund potential indemnification obligations to us related to the acquisition.

(21)
Consists of (i) 454 shares held of record by Jonathan Hirshon; and (ii) 81 shares held of record by Fortis as escrow agent to fund potential indemnification obligations to us related to the acquisition.

(22)
Consists of (i) 11,336 shares held of record by Lane Scott Holdings Trust; and (ii) 2,028 shares held of record by Fortis as escrow agent to fund potential indemnification obligations to us related to the acquisition.

(23)
Consists of (i) 11,937 shares held of record M.T. Land Corp., Inc.; and (ii) 2,136 shares held of record by Fortis as escrow agent to fund potential indemnification obligations to us related to the acquisition.

(24)
Consists of (i) 35,988 shares held of record by Marjan Panic; and (ii) 6,439 shares held of record by Fortis as escrow agent to fund potential indemnification obligations to us related to the acquisition.

(25)
Consists of (i) 2,727 shares held of record by Matthew Mochary; and (ii) 488 shares held of record by Fortis as escrow agent to fund potential indemnification obligations to us related to the acquisition.

(26)
Consists of (i) 133,839 shares held of record by Microsoft Global Finance; and (ii) 23,954 shares held of record by Fortis as escrow agent to fund potential indemnification obligations to us related to the acquisition.

(27)
Consists of (i) 6,818 shares held of record by Mirjana Sasa; and (ii) 1,220 shares held of record by Fortis as escrow agent to fund potential indemnification obligations to us related to the acquisition.

(28)
Consists of (i) 14,546 shares held of record by Mochary Capital Partners 1, LLC; and (ii) 2,603 shares held of record by Fortis as escrow agent to fund potential indemnification obligations to us related to the acquisition.

(29)
Consists of (i) 46,314 shares held of record by Mortazavi Family Trust; and (ii) 8,288 shares held of record by Fortis as escrow agent to fund potential indemnification obligations to us related to the acquisition.

(30)
Consists of (i) 184,994 shares held of record by Nikola Bozinovic; (ii) 442,813 shares held of record by Nikola Bozinovic and subject to the Employee Holdback; and (iii) 33,109 shares held of record by Fortis as escrow agent to fund potential indemnification obligations to us related to the acquisition.

(31)
Consists of (i) 727 shares held of record by Nikola Milojevic; and (ii) 130 shares held of record by Fortis as escrow agent to fund potential indemnification obligations to us related to the acquisition.

(32)	Consists of (i) 2,182 shares held of record by Peter Thorp; and (ii) 390 shares held of record by Fortis as escrow agent to fund potential indemnification obligations to us related to the acquisition.

(33)
Consists of (i) 23,879 shares held of record by Plug & Play Venture Group, LLC; and (ii) 4,273 shares held of record by Fortis as escrow agent to fund potential indemnification obligations to us related to the acquisition.

(34)
Consists of (i) 11,766 shares held of record by Randolph Carsten Puls; (ii) 18,939 shares held of record by Randolph Carsten Puls and subject to the Employee Holdback; and (iii) 2,521 shares held of record by Fortis as escrow agent to fund potential indemnification obligations to us related to the acquisition.

(35)
Consists of (i) 2,031 shares held of record by Ronald M. Karp; and (ii) 363 shares held of record by Fortis as escrow agent to fund potential indemnification obligations to us related to the acquisition.

(36)
Consists of (i) 9,091 shares held of record by Silicon Valley Community Foundation; and (ii) 1,627 shares held of record by Fortis as escrow agent to fund potential indemnification obligations to us related to the acquisition.

(37)
Consists of (i) 16,248 shares held of record by SQN Venture Income Fund, L.P.; and (ii) 2,908 shares held of record by Fortis as escrow agent to fund potential indemnification obligations to us related to the acquisition.

(38)
Consists of (i) 8,124 shares held of record by SQN VIF GP, LLC; and (ii) 1,454 shares held of record by Fortis as escrow agent to fund potential indemnification obligations to us related to the acquisition.

(39)	Consists of (i) 454 shares held of record by Tamara Marsh; and (ii) 81 shares held of record by Fortis as escrow agent to fund potential indemnification obligations to us related to the acquisition.

(40)
Consists of (i) 4,062 shares held of record by The Brown Family Revocable Living Trust; and (ii) 726 shares held of record by Fortis as escrow agent to fund potential indemnification obligations to us related to the acquisition.

(41)
Consists of (i) 4,062 shares held of record by The Brown Family Trust; and (ii) 726 shares held of record by Fortis as escrow agent to fund potential indemnification obligations to us related to the acquisition.

(42)
Consists of (i) 1,029 shares held of record by The Keller Downing Family Trust; and (ii) 183 shares held of record by Fortis as escrow agent to fund potential indemnification obligations to us related to the acquisition.

(43)
Consists of (i) 11,498 shares held of record by Thorp Family Trust; and (ii) 2,056 shares held of record by Fortis as escrow agent to fund potential indemnification obligations to us related to the acquisition.

(44)
Consists of (i) 407,242 shares held of record by US VC Partners, L.P.; and (ii) 72,886 shares held of record by Fortis as escrow agent to fund potential indemnification obligations to us related to the acquisition.

(45)
Consists of (i) 9,503 shares held of record by Vladeta Marjanovic; and (ii) 1,699 shares held of record by Fortis as escrow agent to fund potential indemnification obligations to us related to the acquisition.

(46)
Consists of (i) 1,667 shares held of record by Zachary Menegakis; and (ii) 297 shares held of record by Fortis as escrow agent to fund potential indemnification obligations to us related to the acquisition.

(47)
Assumes the selling stockholders dispose of all of the shares of Class A common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholders will sell all or any portion of the shares covered by this prospectus.

PLAN OF DISTRIBUTION
The selling stockholders may, from time to time, sell any or all of the shares of Class A common stock beneficially owned by them and offered hereby.
The sales may be made on one or more exchanges, in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.
The selling stockholders may effect such transactions by selling the shares of Class A common stock to or through broker-dealers. The shares of Class A common stock may be sold through broker-dealers by one or more of, or a combination of, the following:

•
a block trade in which the broker-dealer so engaged will attempt to sell the shares of Class A common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise; or

•	in privately negotiated transactions.
The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.
To the extent required, this prospectus may be amended or supplemented under Rule 424(b) or other applicable provision of the Securities Act from time to time to describe a specific plan of distribution.
The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
The selling stockholders have informed us that, except as otherwise indicated in the table included in the section of this prospectus captioned “Selling Stockholders,” none of them have any agreement or understanding, directly or indirectly, with any person to distribute the shares covered by this prospectus. If any selling stockholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering or secondary distribution or a purchase by a broker or dealer, we may be required to file a prospectus supplement pursuant to the applicable rules promulgated under the Securities Act.
There can be no assurance that any selling stockholder will sell any or all of the shares of Class A common stock registered pursuant to the shelf registration statement of which this prospectus forms a part.

We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities under the Securities Act, the Exchange Act or other federal or state law, or the selling stockholders may be entitled to contribution. We may be indemnified by the selling stockholders against certain losses, claims, damages and liabilities under the Securities Act, the Exchange Act or other federal or state law that may arise from written information furnished to us by the selling stockholders expressly for use in this prospectus, or we may be entitled to contribution.
We may restrict or suspend offers and sales or other dispositions of the shares under the shelf registration statement of which this prospectus forms a part from and after the effective date of the shelf registration statement of which this prospectus forms a part subject to certain terms and conditions. In the event of such restriction or suspension, the selling stockholders will not be able to offer or sell or otherwise dispose of the shares of Class A common stock under the shelf registration statement.
None of the selling stockholders intends to use any means of distributing or delivering the prospectus other than by hand or mail, and none of the selling stockholders intends to use any forms of prospectus other than printed prospectuses.
Once sold under the shelf registration statement of which this prospectus forms a part the shares of Class A common stock will be freely tradeable in the hands of persons other than our affiliates.
LEGAL MATTERS
The validity of the shares of Class A common stock in respect of which this prospectus is being delivered will be passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.
EXPERTS
The consolidated financial statements of Nutanix, Inc. appearing in Nutanix, Inc.’s Annual Report (Form 10-K) for the year ended July 31, 2018 (including the schedule appearing therein), and the effectiveness of Nutanix’s internal control over financial reporting as of July 31, 2018 have been audited by Deloitte & Touche LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the Securities Exchange Commission's ("SEC") website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.nutanix.com. Information accessible on or through our website is not a part of this prospectus. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.
This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.
INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K), until the offering of the Class A common stock being registered under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended July 31, 2018; and

•	Current Reports on Form 8-K filed on August 1, 2018, August 3, 2018 and August 30, 2018.
You may request a copy of these filings, at no cost, by contacting us at the following address:
Nutanix, Inc.
Attn: Investor Relations
1740 Technology Drive, Suite 150
San Jose, California 95110

PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The registrant will pay all reasonable expenses incident to the registration of the shares other than any commissions and discounts of underwriters, dealers or agents. Such expenses are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee.

Amount to be paid
SEC registration fee	$14,392.75
Legal fees and expenses	25,000.00
Accounting fees and expenses	10,000.00
Total	$49,392.75
Item 15. Indemnification of Directors and Officers
The following summary is qualified in its entirety by reference to the complete General Corporation Law of the State of Delaware (“DGCL”) and the registrant’s certificate of incorporation as amended to date (“Charter”) and the registrant’s Bylaws as amended to date (the “Bylaws”).
The Charter provides that a director shall not be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the DGCL. The Bylaws provide that the registrant shall, to the maximum extent and in the manner permitted by the DGCL, indemnify any person against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the registrant.
Under Section 145 of the DGCL, a Delaware corporation must indemnify its present or former directors and officers against expenses (including attorney’s fees) actually and reasonably incurred to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against him or her by reason of the fact that he or she is or was a director or officer of the corporation. The DGCL generally permits a Delaware corporation to indemnify directors and officers against expenses, judgments, fines and amounts paid in settlement of any action or suit for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, which they had no reasonable cause to believe was unlawful.
The registrant is governed by the provisions of the DGCL permitting the registrant to purchase director’s and officer’s insurance to protect itself and any director, officer, employee or agent of the registrant. The registrant has an insurance policy which insures the directors and officers of the registrant and its subsidiaries against certain liabilities which might be incurred in connection with the performance of their duties. The registrant also has indemnification agreements with its directors and officers that provide for the maximum indemnification allowed by law.

Item 16. Exhibits

See the Exhibit Index below in this Registration Statement on Form S-3.

Item 17. Undertakings
The undersigned registrant hereby undertakes:
(1)to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act of 1933”);
(ii)    to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 , as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)that, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)    each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(6)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on September 24th, 2018.
NUTANIX, INC.
By:     /s/ Dheeraj Pandey
Name: Dheeraj Pandey
Title: Chief Executive Officer and Chairman
POWER OF ATTORNEY
REGISTRATION STATEMENT ON FORM S-3
NUTANIX, INC.
KNOW ALL PERSONS BY THESE PRESENTS:
Each of the undersigned directors or officers of Nutanix, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Dheeraj Pandey and Duston M. Williams, and each of them, as his or her true and lawful attorney-in-facts, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute a Registration Statement on Form S-3 of the Company, and any and all amendments (including post-effective amendments) to such Registration Statement and any Registration Statement relating to any offering made pursuant to this Registration Statement, and to file such Registration Statement(s) and any and all amendments thereto, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Dheeraj Pandey Dheeraj Pandey	Chief Executive Officer and Chairman (Principal Executive Officer)	September 24, 2018
/s/ Duston M. Williams Duston M. Williams	Chief Financial Officer (Principal Financial Officer)	September 24, 2018
/s/ Kenneth W. Long III Kenneth W. Long III	Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	September 24, 2018
/s/ Susan L. Bostrom Susan L. Bostrom	Director	September 24, 2018
/s/ Craig Conway Craig Conway	Director	September 24, 2018
/s/ Steven J. Gomo Steven J. Gomo	Director	September 24, 2018
/s/ John McAdam John McAdam	Director	September 24, 2018
/s/ Ravi Mhatre Ravi Mhatre	Director	September 24, 2018
/s/ Jeffrey T. Parks Jeffrey T. Parks	Director	September 24, 2018
/s/ Michael P. Scarpelli Michael P. Scarpelli	Director	September 24, 2018

Index to the Exhibits

Exhibit Number	Description of Exhibit
4.1	Registration Rights Agreement dated August 24, 2018 by and among Nutanix, Inc., Mainframe2, Inc. and the selling stockholders.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in the opinion filed as Exhibit 5.1 to this registration statement).
24.1	Power of Attorney (included in the signature pages to this registration statement).